UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2011

INLAND REAL ESTATE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 23, 2011, Inland Real Estate Corporation (the “Company”) entered into a third amendment to its Amended and Restated Term Loan Agreement dated as of June 24, 2010, (the “Term Loan Agreement”) and a third amendment to its Fourth Amended and Restated Credit Agreement dated as of June 24, 2010 (together with the Term Loan Agreement, the “Credit Agreements”).

The third amendments to the Credit Agreements (the “Third Amendments”), among other things, (1) extend the maturity date of the Credit Agreements by one year to June 21, 2014, (2) reduce the spread between the interest rate on Company borrowings and the base rate applicable to any particular borrowing (for example, LIBOR), (3) reduce the percentage used to generate the fee to be paid by the Company for unused capacity on the line of credit, (4) remove the Company’s one-time right to increase the leverage ratio from 0.60 to 0.65, and (5) lower the capitalization rate and implied debt service rate, which will result in certain financial ratios and limits to which the Company must adhere becoming more favorable to the Company.

The amendments change the spread to a graduated rate that increases with the Company’s leverage ratio.  At the time of the Third Amendments, LIBOR was 0.25%.  Consequently, after adding the reduced applicable margin to LIBOR, the interest rate on then-outstanding borrowings after the Third Amendments decreased from 3.5% to 3.0%.  The interest rates paid by the Company in the future may fluctuate with the base rate and the Company’s leverage ratio in accordance with the terms of the applicable Credit Agreement.

In connection with the amendments, the definitions of certain terms in the Credit Agreements that correspond to the spread between the interest rate on Company borrowings and the base rate applicable to any particular borrowing (for example, LIBOR) have been revised in the Third Amendments as reflected in the tables below:

Defined Term Under the Applicable Credit Agreement	Spread Before Third Amendments (percent per annum)	Spread After Third Amendments (percent per annum)
“Applicable Margin” for Fixed Rate Loans	2.25%	1.00% - 1.75%
“Applicable Margin” for Floating Rate Loans	3.25%	2.00% - 2.75%
“ABR Applicable Margin”	2.25%	1.00% - 1.75%
“LIBOR Applicable Margin”	3.25%	2.00% - 2.75%

Defined Term Under the Applicable Credit Agreement	Percentage Rate Before Third Amendments	Percentage Rate After Third Amendments
“Capitalization Rate”	8.25%	7.75%
“Implied Debt Service Rate”	8.0%	7.0%
“Unused Fee Percentage”	0.35% - 0.45%	0.25% - 0.35%

The Company paid $1,350,000 in fees for the Third Amendments, which represents 0.45% of the then-current aggregate commitment amount of $300 million.  The Amendments are attached as Exhibits 10.1 and 10.2 to this current report and incorporated into this Item 1.01 by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1

Third Amendment, dated as of June 23, 2011, to Amended and Restated Term Loan Agreement by and among Inland Real Estate Corporation as Borrower, KeyBank National Association, individually and as Administrative Agent, and the Lenders.

10.2

Third Amendment, dated as of June 23, 2011, to Fourth Amended and Restated Credit Agreement by and among Inland Real Estate Corporation as Borrower, KeyBank National Association, individually and as Administrative Agent, and the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

Date: June 29, 2011	By:	/s/ Mark E. Zalatoris
	Name:	Mark E. Zalatoris
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Third Amendment, dated as of June 23, 2011, to Amended and Restated Term Loan Agreement by and among Inland Real Estate Corporation as Borrower, KeyBank National Association, individually and as Administrative Agent, and the Lenders.

10.2

Third Amendment, dated as of June 23, 2011, to Fourth Amended and Restated Credit Agreement by and among Inland Real Estate Corporation as Borrower, KeyBank National Association, individually and as Administrative Agent, and the Lenders.